Exhibit 99.1

For Immediate Release
Jones Apparel Group, Inc.
Investor Contact:	John T. McClain, Chief Financial Officer Jones Apparel Group (212) 642-3860
Media Contacts:	Joele Frank and Jennifer Friedman Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

JONES APPAREL GROUP, INC. REPORTS 2009 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

New York, New York - February 10, 2010 - Jones Apparel Group, Inc. (NYSE: JNY) today reported results for the fourth quarter and year ended December 31, 2009. Revenues for the fourth quarter of 2009 were $777 million, as compared with $847 million for the fourth quarter of 2008. Revenues for the full year 2009 were $3,327 million, as compared with $3,616 million for the full year 2008. The fourth quarter decrease in revenues of 8% was as anticipated and reflective of the overall economic conditions that continue to affect retail sales in general. Gross profit margin increased 480 basis points to 34.3% for the fourth quarter, reflecting the benefits of careful inventory management.

The Company reported adjusted earnings per share from continuing operations ("EPS") of $0.11 for the fourth quarter of 2009, as compared with adjusted earnings per share of ($0.04) for the same period last year. The 2009 and 2008 fourth quarter adjusted results exclude charges related to the impairments of goodwill and trademarks in our retail, jeanswear and footwear and accessories businesses, the impact of severance and other costs related to restructuring activities initiated across the Company, and certain other costs. Adjusted earnings per share from continuing operations on a full year basis were $1.14 in 2009 versus $0.87 per share in the prior year (see reconciliation of adjusted earnings to reported earnings in the accompanying schedule).

As reported under generally accepted accounting principles ("GAAP"), the Company reported a loss of ($1.53) per share from continuing operations for the fourth quarter of 2009, as compared with a loss of ($9.86) for the same period last year. The 2009 results include non-cash impairment charges of approximately $150 million ($138 million after tax) for certain goodwill and trademarks within our Retail and Wholesale Jeanswear and Wholesale Footwear and Accessories businesses, while the 2008 results include non-cash impairment charges of approximately $838 million ($810 million after tax) for certain goodwill and trademarks within our Wholesale Footwear and Accessories business. Such charges were a result of the Company's required annual testing under GAAP. The fourth quarter results also include severance and other costs related to restructuring activities initiated across the Company, and certain other charges totaling $4 million ($2 million after tax) and $13 million ($9 million after tax) in 2009 and 2008, respectively.

Wesley R. Card, Jones Apparel Group Chief Executive Officer, stated: "We are encouraged by the strength of our brands and retail partnerships as we look ahead to 2010. We have focused on revitalizing our core brands and organizational structure and have enhanced our product offerings by acquiring new brands and developing new partnerships. We also streamlined our supply chain and distribution networks and closed marginally profitable businesses. Our retail improvement plan is showing positive results. We have already closed approximately 100 retail locations, with an additional 165 locations to close in 2010. Today, we are a leading department store resource, and we continue to explore new opportunities to offer consumers quality products at the right price points."

Mr. Card continued: "Our fourth quarter results were reflective of today's macroeconomic situation, which was marked by both low consumer confidence and spending levels. We are encouraged by our improved operating margins and the performance of our Retail business, which was profitable in the quarter and posted an increase in comparable store sales of 2.0%."

Cash provided by continuing operating activities during 2009 was $349 million, an improvement of $173 million when compared with 2008. The improvement in cash flow was largely driven by inventory control, lower working capital requirements and the timing of certain cash receipts and payments. The Company has no amounts drawn under its $650 million of committed revolving credit facilities.

John T. McClain, Jones Apparel Group Chief Financial Officer, commented: "Our financial position continues to be strong, ending the quarter with $333 million in cash, and our revolver remains undrawn. During the year, we repaid $250 million in long term debt, and our total debt balance is now $529 million. Aggressive management of inventories and expenses helped conserve cash and improve margins. We will maintain the same approach toward spending as we manage throughout 2010."

Mr. Card concluded: "For 2010, we are encouraged by trends in the retail market as supply and demand have come into balance. Additionally, we believe that our retail partners will be able to more accurately plan for the future as market visibility increases. As always, we will continue to take the necessary actions to achieve improved performance, increase our market share and enhance shareholder value."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.05 per share to all common stockholders of record as of February 26, 2010, for payment on March 12, 2010.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jonesapparel.com (under Investor Relations/Conference Schedule). The call will be recorded and made available through February 17, 2010 and may be accessed by dialing 877-344-7529. Enter account number 437170. A slide presentation will accompany the prepared remarks and has been posted with the webcast on the Company's website.

Presentation of Financial Information
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of this press release.

About Jones Apparel Group, Inc.
Jones Apparel Group, Inc. (www.jonesapparel.com) is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through its chain of specialty retail and value-based stores and through its e-commerce web sites. The Company's nationally recognized brands include Jones New York, Nine West, Anne Klein, Gloria Vanderbilt, Kasper, Bandolino, Easy Spirit, Evan-Picone, l.e.i., Energie, Enzo Angiolini, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Albert Nipon and Le Suit. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation, women's footwear under the Dockers(R) and Dockers(R) Women brands and infants', toddlers' and boys' footwear (excluding girls' footwear) under the Dockers(R) and Dockers(R) Premium brands, licensed from Levi Strauss & Co., apparel and accessories under the Rachel Roy brand licensed from Rachel Roy IP Company, LLC, and Jessica Simpson jeanswear licensed from VCJS, LLC. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Anne Klein New York, Nine West, Gloria Vanderbilt, l.e.i. and Evan-Picone, with select manufacturers of women's and men's products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Forward Looking Statements
Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national, regional and international economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the tightening of the credit markets and our ability to obtain capital on satisfactory terms;
  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  the Company's ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;
  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;
  consolidation of the Company's retail customers;
  financial difficulties encountered by the Company's customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers;
  changes in the costs of raw materials, labor, advertising and transportation;
  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;
  the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products but litigation and political activity seeking to re-impose quotas have been initiated;
  the Company's ability to successfully implement new operational and financial computer systems; and
  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS

All amounts in millions, except per share data

	FOURTH QUARTER (Unaudited)				TOTAL YEAR
	2009		2008		2009		2008
Net sales	$762.8	98.2%	$830.5	98.1%	$3,279.7	98.6%	$3,562.6	98.5%
Licensing income	13.5	1.7	15.6	1.8	46.8	1.4	52.1	1.4
Other revenues	0.4	0.1	0.8	0.1	0.9	0.0	1.7	0.0
Total revenues	776.7	100.0	846.9	100.0	3,327.4	100.0	3,616.4	100.0
Cost of goods sold	510.6	65.7	597.0	70.5	2,181.5	65.6	2,440.2	67.5
Gross profit	266.1	34.3	249.9	29.5	1,145.9	34.4	1,176.2	32.5
SG&A expenses	245.6	31.6	260.1	30.7	1,008.7	30.3	1,069.2	29.6
Trademark impairments	28.7	3.7	25.2	3.0	28.7	0.9	25.2	0.7
Goodwill impairments	120.6	15.5	813.2	96.0	120.6	3.6	813.2	22.5
Operating loss	(128.8)	(16.6)	(848.6)	(100.2)	(12.1)	(0.4)	(731.4)	(20.2)
Net interest expense and financing costs	(8.5)	(1.1)	(11.6)	(1.4)	(52.8)	(1.6)	(41.6)	(1.2)
Loss and costs associated with repurchase of 4.250% Senior Notes	0.4	0.1	-	-	(1.5)	0.0	-	-
Gain on sale of interest in Australian joint venture	-	-	-	-	-	-	0.8	0.0
Equity in loss of unconsolidated affiliate	(0.9)	(0.1)	(0.3)	(0.0)	(3.7)	(0.1)	(0.7)	(0.0)
Loss from continuing operations before taxes	(137.8)	(17.7)	(860.5)	(101.6)	(70.1)	(2.1)	(772.9)	(21.4)
(Benefit) provision for income taxes	(7.5)	(1.0)	(37.7)	(4.5)	16.2	0.5	(6.6)	(0.2)
Loss from continuing operations	(130.3)	(16.8)	(822.8)	(97.2)	(86.3)	(2.6)	(766.3)	(21.2)
(Loss) income from discontinued operations, net of tax	-	-	(0.1)	(0.0)	-	-	0.9	0.0
Net loss	(130.3)	(16.8)	(822.9)	(97.2)	(86.3)	(2.6)	(765.4)	(21.2)
Less: income attributable to noncontrolling interest	0.1	0.0	-	-	0.3	0.0	-	-
Net loss attributable to Jones	$(130.4)	(16.8)%	$(822.9)	(97.2)%	$(86.6)	(2.6)%	$(765.4)	(21.2)%
Earnings per share (1)
Loss from continuing operations	$(130.3)		$(822.8)		$(86.3)		$(766.3)
Less: income attributable to noncontrolling interest	0.1		-		0.3		-
Income from continuing operations attributable to Jones	(130.4)		(822.8)		(86.6)		(766.3)
Less: loss allocated to participating securities	(5.5)		(18.0)		(3.5)		(16.0)
Loss from continuing operations available to common stockholders of Jones	(124.9)		(804.8)		(83.1)		(750.3)
(Loss) income from discontinued operations	-		(0.1)		-		0.9
Loss available to common stockholders of Jones	$(124.9)		$(804.9)		$(83.1)		$(749.4)
Common shares outstanding - diluted	81.8		81.6		81.7		82.9
Earnings per share - diluted
Loss from continuing operations attributable to Jones	$(1.53)		$(9.86)		$(1.02)		$(9.05)
Income from discontinued operations attributable to Jones	-		-		-		0.01
Diluted loss per share attributable to Jones	$(1.53)		$(9.86)		$(1.02)		$(9.04)

Percentages may not add due to rounding.

(1)	Earnings per share is calculated under the "two-class method," where income is allocated between common shares and participating securities (unvested restricted shares held by employees that have a nonforfeitable right to dividends). Both our common shares and participating securities share equally in dividend payments and earnings.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

As required by the Securities and Exchange Commission Regulation G, the following table contains information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

All amounts in millions, except per share data

	FOURTH QUARTER		TOTAL YEAR
	2009	2008	2009	2008
Loss from continuing operations attributable to Jones	$(130.4)	$(822.8)	$(86.6)	$(766.3)
(Benefit) provision for income taxes	(7.5)	(37.7)	16.2	(6.6)
Gain on sale of Mexican operations	-	-	-	(0.2)
Loss and costs associated with repurchase of 4.250% Senior Notes (a)	(0.4)	-	1.5	-
Adjustments to deferred financing costs (b)	(3.6)	0.8	4.4	0.8
Goodwill impairments (c)	120.6	813.2	120.6	813.2
Items affecting segment income:
Trademark impairments (c)	28.7	25.2	28.7	25.2
Impairment and other expenses related to retail store closure plan (d)	(0.2)	-	24.1	-
Charges associated with bankruptcy of former U.K. licensee	-	-	3.9	-
Severance related to restructuring activities (e)	3.5	6.4	19.4	13.1
Other restructuring expenses and certain other charges (f)	4.3	5.9	17.1	31.0
Adjusted income (loss) from continuing operations before provision for taxes	15.0	(9.0)	149.3	110.2
Adjusted provision (benefit) for income taxes	5.3	(5.7)	52.5	36.6
Adjusted income (loss) from continuing operations attributable to Jones	9.7	(3.3)	96.8	73.6
Less: adjusted (income) loss from continuing operations allocated to participating securities	(0.5)	0.1	(3.9)	(1.6)
Adjusted income (loss) from continuing operations available to common stockholders	$9.2	$(3.2)	$92.9	$72.0
Earnings per share from continuing operations - diluted (as reported)	$(1.53)	$(9.86)	$(1.02)	$(9.05)
(Benefit) provision for income taxes	(0.09)	(0.45)	0.19	(0.08)
Gain on sale of Mexican operations	-	-	-	-
Loss and costs associated with repurchase of 4.250% Senior Notes (a)	-	-	0.02	-
Adjustments to deferred financing costs (b)	(0.04)	0.01	0.05	0.01
Goodwill impairments (c)	1.41	9.75	1.42	9.60
Items affecting segment income:
Trademark impairments (c)	0.33	0.30	0.34	0.30
Impairment and other expenses related to retail store closure plan (d)	-	-	0.28	-
Charges associated with bankruptcy of former U.K. licensee	-	-	0.05	-
Severance related to restructuring activities (e)	0.04	0.07	0.23	0.15
Other restructuring expenses and certain other charges (f)	0.05	0.07	0.20	0.37
Adjusted income (loss) from continuing operations before taxes	0.17	(0.11)	1.76	1.30
Adjusted provision (benefit) for income taxes	0.06	(0.07)	0.62	0.43
Adjusted earnings (loss) per share from continuing operations - diluted	$0.11	$(0.04)	$1.14	$0.87
Non-GAAP adjustments affecting revenue by segment:
Wholesale better apparel	$0.1	$-	$0.1	$-
Wholesale jeanswear (f)	-	0.9	2.9	10.8
Wholesale footwear and accessories	-	-	-	-
Retail (d)	-	-	0.1	-
Licensing, other & eliminations (f)	-	-	-	0.5

Total	$0.1	$0.9	$3.1	$11.3

Non-GAAP adjustments affecting income by segment:
Wholesale better apparel (e,f)	$1.5	$1.8	$6.5	$1.6
Wholesale jeanswear (e,f)	4.5	2.1	13.1	26.5
Wholesale footwear and accessories (e,f)	0.8	6.0	13.2	9.8
Retail (d,f)	(0.1)	1.3	30.4	2.0
Licensing, other & eliminations (e,f)	29.6	26.3	30.0	29.4
Total	$36.3	$37.5	$93.2	$69.3
Adjusted segment margins
Wholesale better apparel	3.1%	2.9%	11.2%	10.0%
Wholesale jeanswear	5.1	2.5	9.5	5.6
Wholesale footwear and accessories	6.6	0.4	8.3	6.5
Retail	0.8	(6.7)	(5.9)	(7.2)
Total	3.6%	0.2%	6.1%	4.2%
(a)	2009 includes the loss and costs associated with the repurchase of 4.250% Senior Notes.
(b)	2009 and 2008 are comprised of adjustments to deferred financing costs related to our prior revolving credit facility.
(c)	Represents the impairments recorded as a result of the required annual review of our indefinite-lived intangible assets and goodwill in accordance with GAAP.
(d)	2009 includes fixed asset impairment and other charges related to the closure of underperforming retail locations announced in April 2009.
(e)	2009 includes severance related to the restructuring of our costume jewelry business. 2009 and 2008 include severance related to other cost saving initiatives.
(f)	2009 and 2008 include costs related to the exit from or restructuring of our moderate sportswear and certain other product lines. 2008 also includes costs related to the repositioning of l.e.i. as an exclusive product for Walmart. Both periods contain certain other charges not considered by management to be part of ongoing operations.

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions

	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended December 31, 2009
Revenues from external customers	$182.8	$175.0	$208.1	$197.3	$13.5	$776.7
Intersegment revenues	23.4	0.2	13.1	-	(36.7)	-
Total revenues	206.2	175.2	221.2	197.3	(23.2)	776.7
Segment income (loss)	$4.8	$4.4	$13.8	$1.6	$(32.8)	(8.2)
Segment margin	2.3%	2.5%	6.2%	0.8%		(1.1% )
Net interest expense						(8.5)
Adjustment of loss associated with repurchase of 4.250% Senior Notes						0.4
Goodwill impairment						(120.6)
Equity in loss of unconsolidated affiliate						(0.9)
Loss from continuing operations before benefit for income taxes						$(137.8)
Segment revenues	$206.2	$175.2	$221.2	$197.3	$(23.2)	$776.7
Adjustments affecting segment revenues	0.1	-	-	-	-	0.1
Adjusted segment revenues	$206.3	$175.2	$221.2	$197.3	$(23.2)	$776.8
Segment income (loss)	$4.8	$4.4	$13.8	$1.6	$(32.8)	$(8.2)
Adjustments affecting segment income	1.5	4.5	0.8	(0.1)	29.6	36.3
Adjusted segment income	$6.3	$8.9	$14.6	$1.5	$(3.2)	$28.1
Adjusted segment margin	3.1%	5.1%	6.6%	0.8%		3.6%
For the fiscal quarter ended December 31, 2008
Revenues from external customers	$228.5	$201.6	$200.5	$200.7	$15.6	$846.9
Intersegment revenues	29.6	0.8	18.4	-	(48.8)	-
Total revenues	258.1	202.4	218.9	200.7	(33.2)	846.9
Segment income (loss)	$5.6	$2.9	$(5.1)	$(14.8)	$(24.0)	(35.4)
Segment margin	2.2%	1.4%	(2.3% )	(7.4% )		(4.2% )
Net interest expense						(11.6)
Goodwill impairment						(813.2)
Equity in loss of unconsolidated affiliate						(0.3)
Loss from continuing operations before benefit for income taxes						$(860.5)
Segment revenues	$258.1	$202.4	$218.9	$200.7	$(33.2)	$846.9
Adjustments affecting segment revenues	-	0.9	-	-	-	0.9
Adjusted segment revenues	$258.1	$203.3	$218.9	$200.7	$(33.2)	$847.8
Segment income (loss)	$5.6	$2.9	$(5.1)	$(14.8)	$(24.0)	$(35.4)
Adjustments affecting segment income	1.8	2.1	6.0	1.3	26.3	37.5
Adjusted segment income (loss)	$7.4	$5.0	$0.9	$(13.5)	$2.3	$2.1
Adjusted segment margin	2.9%	2.5%	0.4%	(6.7% )		0.2%

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION

All amounts in millions

	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the year ended December 31, 2009
Revenues from external customers	$922.8	$828.9	$839.6	$689.3	$46.8	$3,327.4
Intersegment revenues	133.7	2.0	56.4	-	(192.1)	-
Total revenues	1,056.5	830.9	896.0	689.3	(145.3)	3,327.4
Segment income (loss)	$112.1	$65.7	$61.4	$(71.4)	$(59.3)	108.5
Segment margin	10.6%	7.9%	6.9%	(10.4% )		3.3%
Net interest expense						(52.8)
Goodwill impairment						(120.6)
Loss and costs associated with repurchase of 4.250% Senior Notes						(1.5)
Equity in loss of unconsolidated affiliate						(3.7)
Loss from continuing operations before provision for income taxes						$(70.1)
Segment revenues	$1,056.5	$830.9	$896.0	$689.3	$(145.3)	$3,327.4
Adjustments affecting segment revenues	0.1	2.9	-	0.1	-	3.1
Adjusted segment revenues	$1,056.6	$833.8	$896.0	$689.4	$(145.3)	$3,330.5
Segment income (loss)	$112.1	$65.7	$61.4	$(71.4)	$(59.3)	$108.5
Adjustments affecting segment income	6.5	13.1	13.2	30.4	30.0	93.2
Adjusted segment income (loss)	$118.6	$78.8	$74.6	$(41.0)	$(29.3)	$201.7
Adjusted segment margin	11.2%	9.5%	8.3%	(5.9% )		6.1%
For the year ended December 31, 2008
Revenues from external customers	$1,098.7	$796.5	$938.3	$730.2	$52.7	$3,616.4
Intersegment revenues	146.5	3.8	81.8	-	(232.1)	-
Total revenues	1,245.2	800.3	1,020.1	730.2	(179.4)	3,616.4
Segment income (loss)	$122.3	$18.8	$56.4	$(54.3)	$(61.6)	81.6
Segment margin	9.8%	2.3%	5.5%	(7.4% )		2.3%
Net interest expense						(41.6)
Goodwill impairment						(813.2)
Equity in loss of unconsolidated affiliate						(0.7)
Gain on sale of Mexican operations and interest in Australian joint venture						1.0
Loss from continuing operations before benefit for income taxes						$(772.9)
Segment revenues	$1,245.2	$800.3	$1,020.1	$730.2	$(179.4)	$3,616.4
Adjustments affecting segment revenues	-	10.8	-	-	0.5	11.3
Adjusted segment revenues	$1,245.2	$811.1	$1,020.1	$730.2	$(178.9)	$3,627.7
Segment income (loss)	$122.3	$18.8	$56.4	$(54.3)	$(61.6)	$81.6
Adjustments affecting segment income	1.6	26.5	9.8	2.0	29.4	69.3
Adjusted segment income (loss)	$123.9	$45.3	$66.2	$(52.3)	$(32.2)	$150.9
Adjusted segment margin	10.0%	5.6%	6.5%	(7.2% )		4.2%

JONES APPAREL GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

All amounts in millions

	December 31, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$333.4	$338.3
Accounts receivable	303.1	370.2
Inventories	375.0	509.5
Prepaid and refundable income taxes	-	16.9
Deferred taxes	28.1	28.0
Prepaid expenses and other current assets	25.6	42.6
TOTAL CURRENT ASSETS	1,065.2	1,305.5
Property, plant and equipment, at cost, less accumulated depreciation and amortization	239.0	301.0
Goodwill	40.1	160.7
Other intangibles, less accumulated amortization	559.8	590.8
Prepaid and refundable income taxes	4.7	-
Deferred taxes	3.9	14.2
Investment in and loans to unconsolidated affiliate	42.1	19.6
Other assets	70.2	35.7
	$2,025.0	$2,427.5
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$2.6	$253.1
Accounts payable	185.3	231.4
Income taxes payable	11.8	0.1
Accrued expenses and other current liabilities	124.4	127.3
TOTAL CURRENT LIABILITIES	324.1	611.9
NONCURRENT LIABILITIES:
Long-term debt and obligations under capital leases	526.4	528.9
Income taxes	-	20.8
Other	82.0	83.7
TOTAL NONCURRENT LIABILITIES	608.4	633.4
TOTAL LIABILITIES	932.5	1,245.3

TOTAL EQUITY	1,092.5	1,182.2
	$2,025.0	$2,427.5

JONES APPAREL GROUP, INC.
CONDENSED STATEMENTS OF CASH FLOWS

All amounts in millions

	Year Ended
	December 31, 2009	December 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(86.3)	$(765.4)
Less: Income from discontinued operations	-	(0.9)
Loss from continuing operations	(86.3)	(766.3)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities, net of acquisitions:
Loss and costs associated with repurchase of 4.250% Senior Notes	1.5	-
Amortization of employee stock options and restricted stock	13.0	12.3
Depreciation and other amortization	78.7	80.8
Goodwill impairments	120.6	813.2
Trademark impairments	28.7	25.2
Impairment losses on property, plant and equipment	24.4	0.9
Equity in loss of unconsolidated affiliate	3.7	0.7
Provision for losses on accounts receivable	1.7	10.3
Deferred taxes	10.7	(5.0)
Write-off of deferred financing fees	4.4	1.1
Other items, net	1.3	1.5
Changes in operating assets and liabilities:
Accounts receivable	56.3	(45.2)
Inventories	136.9	11.1
Accounts payable	(46.8)	8.6
Income taxes payable/prepaid and refundable income taxes	0.6	12.8
Other assets and liabilities, net	(0.4)	13.5
Total adjustments	435.3	941.8
Net cash provided by operating activities	349.0	175.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(30.0)	(71.2)
Investment in GRI Group Limited	(15.2)	(20.2)
Other	-	7.0
Net cash used in investing activities	(45.2)	(84.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of 4.250% Senior Notes, including consent fees and related costs	(252.4)	-
Redemption at maturity of 4.250% Senior Notes	(7.5)	-
Costs related to secured revolving credit agreement	(30.1)	-
Dividends paid	(17.0)	(47.4)
Other	(3.3)	(4.0)
Net cash used in financing activities	(310.3)	(51.4)

EFFECT OF EXCHANGE RATES ON CASH	1.6	(4.2)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(4.9)	35.5
CASH AND CASH EQUIVALENTS, BEGINNING	338.3	302.8
CASH AND CASH EQUIVALENTS, ENDING	$333.4	$338.3